Exhibit 23.5


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

               As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 3, 1995 (except with respect to the matters discussed in Notes 1 and 7, as to which the date is June 28, 1995) on the financial statements of Great Seal Cellular Limited Partnership as of December 31, 1994 and 1993 and for the years then ending (and to all references to our firm) included in or made a part of PriCellular Corporation's Post-Effective Amendment No. 2 to its Form S-4 registration statement (File No. 33-91006).

                                                       /s/ Arthur Andersen LLP

Atlanta, Georgia
January 21, 1997